DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. One Columbus Circle New York, New York 10019 MACQUARIE CAPITAL (USA) INC. MACQUARIE CAPITAL FUNDING LLC 125 West 55th Street New York, New York 10019 CONFIDENTIAL February 28, 2024 Everi Holdings Inc. 7250 South Tenaya Way, Suite 10 Las Vegas, NV 89113 Attention: Randy L. Taylor, President and CEO; Kate Lowenhar-Fisher, EVP and Chief Legal Officer – General Counsel Email: legalnotices@everi.com Ignite Rotate LLC c/o IGT Global Solutions Corporation IGT Center 10 Memorial Boulevard Providence, RI 02903-1125 Attention: General Counsel Email: legalnotices@igt.com Project Voyager Commitment Letter Ladies and Gentlemen: Everi Holdings Inc. (“Merger Partner”, the “Borrower” or “you”) and Ignite Rotate LLC (“Spinco”, and solely with respect to the Term Loan Facility (as defined in Exhibit B hereto), Merger Partner and Spinco, as co-borrowers of such facility shall, collectively be deemed the “Borrower”) have advised Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI” and, together with DBNY, “DB”)), Deutsche Bank Securities Inc. (“DBSI” and, together with DB, “Deutsche Bank”), Macquarie Capital Funding LLC (“Macquarie Lender”), Macquarie Capital (USA) Inc. (“Macquarie Capital” and, together with Macquarie Lender, “Macquarie” and, together with Deutsche Bank, “we,” “us” or the “Commitment Parties,” and each a “Commitment Party”) that you and Spinco intend to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, the Summaries of Principal Terms and Conditions attached hereto as Exhibit B (the “Credit Facilities Term Sheet”) and Exhibit C (the “Bridge Term Sheet”; together with the Credit Facilities Term Sheet, collectively, the “Term Sheets” and each a “Term Sheet”, and the Summary of Additional Conditions attached hereto as Exhibit D (the “Conditions Exhibit”; this commitment letter, the Transaction Description, the Exhibit 10.7

-2- Term Sheets and the Conditions Exhibit, collectively, the “Commitment Letter”; provided that in the event any such capitalized term is subject to multiple and differing meaning, the appropriate meaning shall be determined by reference to the context in which it is used). 1. Commitments. In connection with the Transactions, (i) DBNY and Macquarie Lender (in such capacity, the “Initial Revolving Lenders,” and each an “Initial Revolving Lender”) are pleased to advise you and Spinco of their several, but not joint, commitment to provide the percentage of the entire principal amount of the Revolving Facility set forth opposite such Initial Revolving Lender’s name on Schedule 1 attached hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), (ii) DBNY and Macquarie Lender (in such capacity, the “Initial Term Lenders,” and each an “Initial Term Lender” and, together with the Initial Revolving Lenders, the “Initial Credit Facilities Lenders”) are pleased to advise you and Spinco of their several, but not joint, commitment to provide the percentage of the entire principal amount of the Term Loan Facility (including, without limitation, any Term Loan Increase (as defined in the Fee Letter (as defined below)) set forth opposite such Initial Term Lender’s name on Schedule 1 attached hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter) and (iii) DBCI and Macquarie Lender (in such capacity, the “Initial Bridge Lenders,” and each an “Initial Bridge Lender”; and together with the Initial Credit Facilities Lenders, the “Initial Lenders”) are pleased to advise you and Spinco of their several, but not joint, commitment to provide the percentage of the entire principal amount of the Bridge Facility set forth opposite such Initial Bridge Lender’s name on Schedule 1 attached hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), in each case subject only to the satisfaction or waiver of the conditions referenced in Section 6 hereof. 2. Titles and Roles. It is agreed that: (i) DBSI and Macquarie Capital, together with any other joint lead arrangers and joint book runners appointed as described below, will act as joint lead arrangers and joint bookrunners for the Credit Facilities (the “Credit Facilities Lead Arrangers” and each a “Credit Facilities Lead Arranger”), (ii) DBSI and Macquarie Capital, together with any other joint lead arrangers and joint book runners appointed as described below, will act as joint lead arrangers and joint bookrunners for the Bridge Facility (the “Bridge Lead Arrangers” and each a “Bridge Lead Arranger” and together with the Credit Facilities Lead Arrangers, the “Lead Arrangers,” and each a “Lead Arranger”), (iii) DBNY will act as the administrative agent and collateral agent for the Credit Facilities (in such capacities, the “Credit Facilities Administrative Agent”), and

-3- (iv) DBCI will act as the administrative agent for the Bridge Facility (in such capacity, the “Bridge Facility Administrative Agent” and together with the Credit Facilities Administrative Agent, the “Administrative Agents”). It is further agreed that (a) DBSI shall have “left side” designation and shall appear on the top left of any Information Materials (as defined below) and all other offering or marketing materials in respect of the Credit Facilities and Macquarie Capital will have placement immediately to the right of DBSI in any Information Materials (as defined below) and all other offering or marketing materials in respect of the Credit Facilities and (b) DBSI shall have “left side” designation and shall appear on the top left of any Information Materials and all other offering or marketing materials in respect of the Bridge Facility and Macquarie Capital will have placement immediately to the right of DBSI in any Information Materials (as defined below) and all other offering or marketing materials in respect of the Bridge Facility. All other financial institutions and any other applicable Lead Arranger will be listed in an order determined by you, Spinco and the applicable person in any Information Materials and all other offering or marketing materials in respect of the applicable Facilities. Except as set forth below, you and Spinco agree that no other agents, co-agents, arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter or any compensation in connection with the Upsize Amount (as defined in the Fee Letter)) will be paid to any Lender (as defined below) by you, Spinco or any of your or Spinco’s affiliates in order to obtain its commitment to participate in the Facilities unless you, Spinco and we shall so reasonably agree. Notwithstanding the foregoing, you and Spinco may, on or prior to the date which is thirty (30) business days after the date of acceptance by you and Spinco of this Commitment Letter in accordance with the terms hereof (such date, the “Additional Agent Deadline”), appoint up to eight additional agents, co-agents, lead arrangers, bookrunners, managers or arrangers or confer other titles in respect of the Facilities (any such agent, co-agent, lead arranger, bookrunner, manager, arranger or other titled institution, an “Additional Agent” and collectively, the “Additional Agents”), in each case in a manner and with economics determined by you and Spinco in consultation with the Lead Arrangers (it being understood that (a) each Additional Agent (or an affiliate thereof) shall assume its pro rata portion of the commitments in respect of each of the Facilities from DBNY or DBCI, as applicable, (b) no Additional Agent (or an affiliate thereof) shall have greater economics under any Facility (excluding, for the avoidance of doubt, the Upsize Amount (if any)) than any of Deutsche Bank and Macquarie, (c) you and Spinco may not allocate more than 50% of the total economics (excluding, for the avoidance of doubt, administrative agency fees or fees with respect to the Upsize Amount (if any)) in respect of each Facility to the Additional Agents (or their affiliates), (d) the economics (expressed as a percentage of such party’s commitments) granted to any such Additional Agent of each Facility (excluding the Upsize Amount (if any)) shall not exceed the economics (expressed as a percentage of such party’s commitments) granted to the Commitment Parties in respect of any Facility (excluding the Upsize Amount (if any)), (e) each such Additional Agent (or its affiliate) shall assume a pro rata portion of the commitments with respect to each Facility (excluding the Upsize Amount (if any)) that is equal to the proportion of the economics allocated to such Additional Agent (or its affiliates) in respect of such Facility and Schedule 1 attached hereto shall be automatically amended accordingly as it pertains to such Facility and (f) to the extent any Additional Agents are appointed

-4- or other titles conferred in respect of each Facility, the economics (other than administrative agency fees and fees with respect to the Upsize Amount (if any)) allocated to, and the commitment amounts of, DBNY or DBCI, as applicable, in respect of each Facility will be reduced by the amount of the economics allocated to, and the commitment amount of, such Additional Agent (or its affiliate), in each case upon the execution and delivery by such Additional Agent of customary joinder documentation (which may be in the form of an amendment and restatement of this Commitment Letter) that is reasonably acceptable to you and Spinco and to us and, thereafter, such Additional Agent shall constitute a “Commitment Party,” “Initial Revolving Lender,” “Initial Term Lender,” “Initial Bridge Lender,” “Credit Facilities Lead Arranger” and/or “Bridge Lead Arranger,” as applicable, under this Commitment Letter and under the Fee Letter). 3. Syndication. The Lead Arrangers reserve the right, prior to or after the Closing Date (as defined below), but subject to the limitations set forth herein, to syndicate all or a portion of the Commitment Parties’ relevant commitments hereunder to a group of banks, financial institutions and other institutional lenders and investors (together with the Initial Lenders, the “Lenders”) identified by the relevant Lead Arrangers in consultation with you and Spinco and with your and Spinco’s consent (which consent shall not be unreasonably withheld or delayed), including any relationship lenders designated by you, Remainco and Spinco to the Lead Arrangers; provided, that (a) the Lead Arrangers agree not to syndicate their commitments to (i) competitors of you, Remainco, Spinco and their respective subsidiaries (or, after the Closing Date, your or your respective subsidiaries including Spinco) specified to the Lead Arrangers by you or Spinco in writing from time to time, (ii) subject to customary documentation, to the extent required under applicable Gaming Laws (as defined in Annex I to Exhibit B), a person who is not registered or licensed with, approved, qualified or found suitable by a Gaming Authority (as defined in Annex I to Exhibit B), or has been disapproved, denied a license, qualification or approval or found unsuitable by a Gaming Authority (whichever may be required under applicable Gaming Laws), or (iii) certain banks, financial institutions, other institutional lenders and other entities, in each case, that have been specified to the Lead Arrangers by you or Spinco in writing on or prior to the date hereof (which lists may be updated (x) after the date hereof, but prior to the Closing Date, with the consent of the Lead Arrangers holding a majority of the aggregate amount of outstanding financing commitments in respect of the Credit Facilities and the Bridge Facility on the date hereof (such consent not to be unreasonably withheld, conditioned or delayed) and (y) on and after the Closing Date, with the applicable Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (iv) as to any entity referenced in each case of clauses (i), (ii), and (iii) above (the “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s affiliates identified in writing to the Lead Arrangers from time to time and/or readily identifiable by name and/or known to be an affiliate of any Primary Disqualified Lender, regardless of whether such person is identified or reasonably identifiable by name (including any funds managed, sponsored or advised by such person readily identifiable by name and/or known to be an affiliate of any Primary Disqualified Lender, but excluding any affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, directly or indirectly, (x) make (or have the right to make or participate with

-5- others in making) any investment decisions or (y) have access to any information (other than information that is publicly available) relating to Remainco, Spinco, you or your or their respective subsidiaries (or, after the Closing Date, you or your subsidiaries including Spinco) or any entity that forms a part of the business of Remainco, Spinco, you or your or their respective subsidiaries (or, after the Closing Date, the business of you or your subsidiaries, including the Spinco Business) (clauses (i), (ii), (iii) and (iv) above collectively, the “Disqualified Lenders”) and that no Disqualified Lenders may become Lenders or participants in the Facilities or any agent, subagent, arranger, book runner or other title, role or position (provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender (or prior participation in the Facilities) permitted hereunder at the time of such assignment (or prior participation in the Facilities)) and (b) notwithstanding any provision of this Commitment Letter to the contrary and notwithstanding any syndication, assignment, participation or other transfer by any Initial Lender (other than in connection with any assignment to any Additional Agent, and then only upon the joinder of Additional Agent as an Initial Lender pursuant to Section 2 above, and only in respect of the amount allocated to such Additional Agent), (i) no Initial Lender shall be relieved, released or novated from any portion of its obligations or commitments hereunder (including its obligation to fund the Facilities on the date of the consummation of the Transactions with the proceeds of the initial funding under the Facilities (the date of such funding, the “Closing Date”)) in connection with any syndication, assignment, participation or other transfer of the Facilities, including its commitments in respect thereof, until after the initial funding under the Facilities on the Closing Date has occurred, (ii) no such syndication, assignment, participation or other transfer shall become effective with respect to all or any portion of any Initial Lender’s commitments in respect of the Facilities until the initial funding or effectiveness, as applicable, of the Facilities has occurred and (iii) unless you and Spinco otherwise agree, in your and its respective sole discretion in writing, each Initial Lender shall retain exclusive control over (and shall not directly or indirectly agree to accept direction from, and shall not accept direction from, any third party with respect to) any and all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the initial funding under the Facilities on the Closing Date has occurred. Without limiting your and Spinco’s obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Facilities and in no event shall the commencement or completion of syndication of the Facilities constitute a condition to the effectiveness of the Facilities Documentation (as defined below) or the availability or funding of the Facilities on the Closing Date. In consultation with you and Spinco, the Lead Arrangers intend to commence syndication efforts with respect to the Facilities promptly (taking into account the expected timing of the Transactions) after your and Spinco’s execution of this Commitment Letter and, as part of their syndication efforts, it is their intent to have Lenders commit to the Facilities prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier to occur of (A) the date upon which a Successful Syndication (as defined in the Fee Letter) is achieved and (B) the date that is 45 days after the Closing Date (such earlier date, the “Syndication Date”), you and Spinco agree to use commercially reasonable efforts to assist the Lead Arrangers in attempting to complete a syndication that is reasonably satisfactory to the Lead

-6- Arrangers, you and Spinco. Such assistance shall be limited to your and Spinco using commercially reasonable efforts to: (a) ensure that any syndication efforts benefit from the existing lending and investment banking relationships of Remainco and Merger Partner, in each case, to the extent practical and appropriate and not in contravention of the Merger Agreement, (b) facilitate direct contact between appropriate members of senior management, certain representatives and certain non-legal advisors of Spinco and Merger Partner, on the one hand, and the proposed Lenders, on the other hand, in each case to the extent practical and appropriate and not in contravention of the Merger Agreement, in all such cases upon reasonable advance notice and at reasonable times and locations to be mutually agreed upon, (c) assist (to the extent practical and appropriate and not in contravention of the Merger Agreement) in the preparation of the Information Materials and other customary offering and marketing materials to be used in connection with the syndication, (d) procure (which shall not require you or Spinco to change the proposed terms of the Credit Facilities), with the Lead Arrangers’ assistance, prior to or concurrent with the launch of the general syndication of the Facilities, at your and Spinco’s expense, (i) public ratings (but not specific ratings) for the Facilities and for the Notes from each of S&P Global Ratings (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and (ii) a public corporate credit rating and a public corporate family rating (but not specific ratings in either case) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively, and (e) host, with the Lead Arrangers, one meeting of prospective Lenders upon reasonable advance notice and at reasonable times and locations to be (which may be virtual) to be mutually agreed upon (and using commercially reasonable efforts to cause certain senior officers of you and Spinco to be available for such meeting to the extent practical and appropriate and not in contravention of the Merger Agreement). Until the Syndication Date, each of you (solely with respect to you and your subsidiaries prior to giving effect to the Transactions) and Spinco (solely with respect to Spinco and the Spinco Business) shall ensure that prior to the Syndication Date, there will be no competing issues, offerings or placements of senior debt securities or syndicated credit facilities by or on behalf of Merger Partner, Spinco and their respective subsidiaries being offered, placed or arranged (other than (i) indebtedness issued in lieu of any Facility, (ii) the Notes issued in lieu of all or a portion of the Bridge Facility, (iii) the Facilities, (iv) indebtedness under the Existing Facilities, (v) Permitted Surviving Debt or (vi) any refinancing, replacement, extension or renewal of existing debt of the Borrower or Spinco or any of their respective subsidiaries that matures within one year of the Termination Date (as defined below) or any amendment to any such debt), in each case that would reasonably be expected to materially impair the primary syndication of the Facilities without the prior written consent of the Lead Arrangers, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that Permitted Surviving Debt will not materially impair the primary syndication of the Facilities).

-7- Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, none of (x) the commencement nor the completion of the syndication of the Facilities (including any Successful Syndication) or (y) compliance with any of clauses (a) through (e) above, compliance with the immediately preceding paragraph or the other provisions of this Commitment Letter (other than the conditions expressly set forth in Section 6 hereof or Exhibit D) or compliance with the Fee Letter, shall constitute a condition precedent to the availability and initial funding of the Facilities or the execution, delivery and effectiveness of the Facilities Documentation on the Closing Date or at any time thereafter. The Lead Arrangers acknowledge that none of Remainco, Spinco, Merger Partner and their respective subsidiaries are restricted from incurring debt or liens prior to the Closing Date, except as specifically set forth in the Merger Agreement, and that prior to the Closing Date, Remainco, Spinco and Merger Partner are obligated to assist with respect to the Facilities only to the extent set forth in the Merger Agreement. The obligations of you and Spinco under this Commitment Letter and the Fee Letter to use commercially reasonable efforts to take, or to refrain from taking, any action will not require you or Spinco to (a) take any legal action against any party under the Merger Agreement, (b) take any other action that is not practical, appropriate or reasonable in light of the circumstances or in contravention of the terms of the Merger Agreement or (c) terminate the Merger Agreement. The Lead Arrangers, in their capacities as such, will manage, in consultation with you and Spinco (and, with respect to the following clauses (a), (d) and (e), subject to your and Spinco’s consent (not to be unreasonably withheld, conditioned or delayed), but which syndication will not, in any event, include consent to the inclusion of Disqualified Lenders), all aspects of any syndication of the Facilities, including (a) decisions as to the selection of institutions to be approached, (b) when they will be approached, (c) when their commitments will be accepted, (d) which institutions will participate, (e) the allocation of the commitments among the Lenders and (f) the amount and distribution of fees among the Lenders. Notwithstanding anything herein to the contrary, none of Remainco, Merger Partner or any of their respective affiliates (including Spinco), will be required to provide (including as part of any Information (as defined below)) (i) any financial information (other than the financial statements referenced in numbered paragraphs 4 and 5 of Exhibit D hereto) that Merger Partner, Spinco or their respective affiliates does not maintain in the ordinary course of business, (ii) any other information with respect to Merger Partner, Spinco or their respective affiliates that is not reasonably available to Merger Partner or Remainco, as applicable, under their current reporting systems or (iii) trade secrets or information to the extent that the provision thereof would violate any law, rule or regulation, contractual obligation, fiduciary duty, or any obligation of confidentiality binding upon, or violate or waive any privilege that may be asserted by, Remainco, Spinco, Merger Partner or any of their respective affiliates; provided that in the event you or Spinco do not provide information pursuant to clause (iii) above in reliance on this sentence, you or Spinco, as applicable, shall provide notice to the Lead Arrangers that such information is being withheld and, solely to the extent you or Spinco, as applicable, is able to do so without violating the applicable obligation or waiving privilege, you and Spinco shall use your respective commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Lead Arrangers in connection with the syndication of the Facilities or to the Commitment Parties as a condition to the commitment hereunder or funding of

-8- the Facilities on the Closing Date shall be those required to be delivered pursuant to numbered paragraphs 4 and 5 of Exhibit D hereto and the provision of other information contemplated by this paragraph shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date. You and Spinco hereby acknowledge that (a) the Lead Arrangers will make available Information, the Projections (as defined below) and other customary offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Facilities (the “Information Memorandum”) (such Information, Projections, other customary offering and marketing material and the Information Memorandum, collectively, with the Term Sheets, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means (an “Electronic Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders who may be engaged in investment and other market-related activities with respect to Remainco, Merger Partner and/or each of their respective subsidiaries and/or their respective securities) that do not wish to receive material information with respect to Remainco, Merger Partner, their respective subsidiaries and/or their securities that is not publicly available or has not been made available to investors in connection with a Rule 144A or public offering of Remainco’s or Merger Partner’s securities (“MNPI”) (such Lenders each, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”). At the reasonable request of the Lead Arrangers, each of you (solely with respect to you and your subsidiaries prior to giving effect to the Transactions) and Spinco (solely with respect to Spinco and the Spinco Business) agree to assist the Lead Arrangers in preparing an additional version of the Information Materials to be used in connection with the syndication of the Facilities that does not include MNPI (all such information and documentation being “Public Information”) to be used by Public Siders. It is understood that in connection with your and Spinco’s assistance described above, you and Spinco shall provide the Lead Arrangers with authorization letters customary for you and Remainco for inclusion in any Information Materials that contain a representation substantially containing the substance of the first sentence under Section 4 hereof, authorize the distribution thereof to prospective Lenders and represent that the additional version of the Information Materials does not include any information that would be MNPI (other than information about the Transactions or the Facilities) and the Information Materials shall exculpate Remainco, the affiliates of Remainco (including Spinco), Merger Partner, the affiliates of Merger Partner and the Lead Arrangers and their respective affiliates with respect to any liability related to the use or misuse of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, you and Spinco agree to, at the Lead Arrangers’ reasonable request, use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the Public Siders as containing solely “Public Information,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC,” you and Spinco shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as not containing any MNPI (it being understood that neither you nor Spinco shall be under any obligation to mark any particular Information Materials “PUBLIC”). Unless expressly identified as “PUBLIC” or “Public Information,” each document to be disseminated by the Lead Arrangers (or any other agent) to any

-9- Lender (including the Projections (as defined below)) in connection with the Facilities will be deemed to contain MNPI and the Lead Arrangers will not make any such materials available to Public Siders. You and Spinco acknowledge and agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents may be distributed to both Private Siders and Public Siders (provided that (x) such materials have been provided to you and Spinco and your and Spinco’s respective counsel for review a reasonable period of time prior to the intended date of the distribution thereof, (y) such date shall have been communicated to you and Spinco reasonably in advance thereof and (z) you and Spinco and your and Spinco’s respective counsel shall have been given a reasonable opportunity to comply with applicable legal requirements), unless you or Spinco advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Siders: (a) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notification of changes in the Facilities’ terms and conditions and (c) drafts and final versions of the Credit Facilities Documentation and the Bridge Facility Documentation (such final versions, the “Facilities Documentation”). If you or Spinco so advise the Lead Arrangers in writing (including by email) that any of the foregoing should be distributed only to Private Siders, then Public Siders will not receive such materials from the Lead Arrangers without your and Spinco’s consent. Merger Partner and Spinco will be solely responsible for the contents of the Information Memorandum and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof. You hereby authorize the Lead Arrangers to download copies of your trademark logos from its website and, subject to the requirements of Section 9 of this Commitment Letter, post copies thereof and any marketing materials to an Electronic Platform chosen by the Lead Arrangers to be its electronic transmission system established by the Lead Arrangers to syndicate the Facilities, and to use your trademark logos on any confidential information memoranda, presentations and other marketing materials prepared in connection with the syndication of the Facilities or, with your consent, in any advertisements that we may place after the closing of the Credit Facilities in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at our own expense describing our services to Merger Partner and Spinco hereunder. 4. Information. Each of you (solely with respect to the Information and Projections provided by you or any of your representatives on your behalf with respect to you and your subsidiaries prior to giving effect to the Transactions) and Spinco (solely with respect to the Information and Projections provided by Spinco or any of its representatives on Spinco’s and the Spinco Business’ behalf) hereby represent and warrant that (a) all written factual information and written factual data provided by you and Spinco, respectively (other than (i) the Projections, (ii) third-party reports and/or memoranda, (iii) other financial projections, estimates, forecasts and other forward-looking and/or projected information and (iv) information of a general economic or industry specific nature, the “Information”) that has been or will be made available to any Commitment Party by you or any of your representatives on your behalf or Spinco or any of its representatives on its

-10- behalf, in each case in connection with the Transactions contemplated hereby, when taken as a whole after giving effect to all supplements and updates provided thereto, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to any Commitment Party by each of you (solely with respect to you and your subsidiaries prior to giving effect to the Transactions) and Spinco (solely with respect to Spinco and the Spinco Business) in connection with the Transactions contemplated hereby, when taken as a whole, have been, or will be, prepared in good faith based upon assumptions that are believed by you or Spinco, as applicable, to be reasonable at the time prepared and at the time the related Projections are so furnished; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of you and your affiliates or Spinco and its affiliates, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You and Spinco agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you or Spinco become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections were being furnished, and such representations were being made, at such time, then you (with respect to Information and the Projections provided by you or your representatives on your behalf) or Spinco (with respect to Information and the Projections provided by Spinco or its representatives on its behalf), as applicable, will use commercially reasonable efforts to promptly supplement the Information and the Projections such that such representations and warranties are correct in all material respects under those circumstances, it being understood in each case that such supplementation shall cure any breach of such representations and warranties. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, none of the making of the foregoing representations, any supplements thereto, or the accuracy of any such representations and warranties, whether or not cured, shall constitute a condition precedent to the availability of the commitments and obligations of the Initial Lenders hereunder or the funding of the Facilities on the Closing Date. In arranging and syndicating the Facilities, each of the Commitment Parties (i) will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections. 5. Fees. As consideration for the commitments of the Initial Lenders hereunder and for the agreement of the Lead Arrangers to perform the services described herein, you and Spinco agree to pay (or cause to be paid) the fees set forth in the Fee Letter dated the date hereof (the “Fee Letter”) among you, Spinco, us and certain of our affiliates, delivered herewith with respect to the Facilities, if and to the extent payable. Once paid, such fees shall not be refundable under any circumstances except as otherwise expressly agreed in writing. 6. Conditions.

-11- The commitments of the Initial Lenders hereunder to fund the Facilities on the Closing Date and the agreements of the Lead Arrangers to perform the services described herein, in each case, are subject solely to the satisfaction (or waiver by the Commitment Parties) of (a) the conditions expressly set forth in the immediately following paragraph and (b) the conditions set forth in Exhibit D hereto, in each case limited on the Closing Date as indicated therein, and, upon satisfaction (or waiver by each Commitment Party) of such conditions and the conditions in the next succeeding paragraph, the initial funding or effectiveness, as applicable, of the Facilities shall occur. There are no conditions (implied or otherwise) to the commitments hereunder, and there will be no conditions (implied or otherwise) under the Facilities Documentation to the initial funding or effectiveness, as applicable, of the Facilities on the Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation, other than those that are expressly referred to in the immediately preceding sentence. Subject to the Conditionality Provisions (as defined below), the commitments of the Initial Lenders hereunder are subject to (a) the execution and delivery by the Borrower and the Guarantors (as defined in Exhibit B hereto), as applicable, of, solely in the case of the Credit Facilities, the Credit Facilities Documentation, and solely in the case of the Bridge Facility, the Bridge Facility Documentation and (b) receipt of customary legal opinions (provided that any legal opinion in respect of the Investment Company Act of 1940 shall be limited solely in respect of the Borrower), customary closing certificates, customary evidence of authority and authorization of the Borrower and each Guarantor, a solvency certificate of a senior financial officer or an officer serving the equivalent function of the Borrower in substantially the form of Annex I to Exhibit D hereto and, to the extent applicable, customary borrowing notices (provided that no such officer’s certificates or borrowing notices shall include any representation or statement as to the absence (or existence) of any default or event of default). For purposes of this Commitment Letter, the Term Sheets and the Fee Letter, (i) “Credit Facilities Precedent” shall mean the definitive documentation for the term loan and revolving loan facilities established pursuant to that certain Credit Agreement dated as of April 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), among Light and Wonder International, Inc. (f/k/a Scientific Games International, Inc.), a Delaware corporation, as borrower, Light & Wonder, Inc. (f/k/a Scientific Games Corporation), a Nevada corporation, as holdings, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and (ii) “Bridge Precedent” shall mean the Credit Facilities Precedent (modified, in the case of the Bridge Facility or Extended Term Loans, to include boilerplate, technical aspects of the bridge loans and lenders and administrative agency and operational provisions), reflecting the terms set forth in this Commitment Letter and the Fee Letter and reflecting the differences related to the Borrower and its subsidiaries after giving effect to the Transactions (including as to operational and strategic requirements as further described below) (it being understood that basket sizes and incurrence tests will be set taking into account the relative EBITDA and total assets of the Borrower and its subsidiaries on a consolidated basis after giving pro forma effect to the Transactions and the Facilities Documentation), in each case, including all other agreements and documents relating to such facilities and financings and amendments thereto prior to the date hereof, with (a) modifications as are necessary to reflect the financing structure and the other terms set forth in this Commitment Letter and the Fee Letter and to give due regard to the Borrower

-12- Model delivered to the Lead Arrangers on or about January 31, 2024 (as updated from time to time including as adjusted for changes set forth in the Term Loan Facility Flex Provisions (as defined in the Fee Letter) and/or Bridge Facility Flex Provisions (as defined in the Fee Letter), the “Projections”), the operational and strategic requirements of Merger Partner and its subsidiaries (after giving effect to the Transactions) in light of their consolidated capital structure, size, industries, businesses, geographic locations, business practices, operations, financial accounting and proposed business plan (including as set forth in the Projections) and matters disclosed in or contemplated by the Merger Agreement and the Separation Agreement, (b) modifications to permit the Transactions and the other transactions contemplated by the Merger Agreement and the Separation Agreement, (c) modifications to reflect changes in law or accounting standards since the date of such precedent, (d) with respect to basket amounts and leverage-based thresholds and subject to clause (a), with modifications to reflect the Closing Date leverage and Consolidated EBITDA of Merger Partner and its subsidiaries (after giving effect to the Transactions) relative to the respective amounts, thresholds and Consolidated EBITDA for Merger Partner and its subsidiaries (after giving effect to the Transactions) in the Credit Facilities Precedent and the Existing Ember Credit Agreement, including without limitation, in no event less than the amounts, or more restrictive than the ratios, set forth in Annex III to Exhibit B hereto, (e) modifications to reflect flexibility, baskets, thresholds, exceptions and accommodations afforded to Merger Partner and its subsidiaries (after giving effect to the Transactions) that are no less favorable than under the Existing Ember Credit Agreement, and (f) modifications to reflect reasonable administrative and operational requirements of the Administrative Agents. For purposes of this Commitment Letter, the Term Sheets and the Fee Letter, the “Existing Ember Credit Agreement” shall mean the definitive documentation for the credit facilities established pursuant to that certain Credit Agreement, dated as of August 3, 2021, among Everi Holdings Inc., as borrower, each lender from time to time party thereto, and Jefferies Finance LLC, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof. Without limiting the conditions precedent to funding provided herein, you, Spinco and the Commitment Parties will cooperate with each other in coordinating the timing and procedures for the funding of the Facilities in a manner consistent with the Merger Agreement. Notwithstanding anything in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties that will be made and the making of which shall be a condition to the availability of the Facilities on the Closing Date shall be (A) such of the representations and warranties made by Merger Partner, in each case, with respect to Merger Partner and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders in their capacity as such, but only to the extent that Remainco (or its affiliates party thereto) has the right (taking into account any applicable grace periods or cure provisions) to terminate its (and/or its respective affiliates’) obligations under the Merger Agreement, or the right to decline to consummate the Merger (in each case, in accordance with the terms thereof), as a result of a failure of a condition resulting from a breach of such representations and warranties in the Merger Agreement, (B) such of the representations and warranties made by Remainco and Spinco, in each case, with respect to the Spinco Group (as defined in the Merger Agreement) in the Merger Agreement as are material to the interests of the Lenders in their capacity as such, but only to the

-13- extent that you (or your affiliates party thereto) have the right (taking into account any applicable grace periods or cure provisions) to terminate your (and/or your respective affiliates’) obligations under the Merger Agreement, or the right to decline to consummate the Merger (in each case, in accordance with the terms thereof), as a result of a failure of a condition resulting from a breach of such representations and warranties in the Merger Agreement (representations in clauses (A) and (B), to the extent set forth therein, collectively, the “Specified Merger Agreement Representations”) and (B) the Specified Representations (as defined below) in the Facilities Documentation, (ii) the terms of the Facilities Documentation and any closing deliverables shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions expressly set forth in this Section 6 and in Exhibit D hereto are satisfied or waived (it being understood that, to the extent any lien search, insurance certificate, endorsement or other closing deliverable or security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests in equity securities of the Guarantors (solely to the extent formed under the laws of the United States or any state thereof or the District of Columbia) (to the extent required under the terms of Exhibit B hereto) and assets with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code; provided that stock certificates for the entities comprising the Guarantors will only be required to be delivered on the Closing Date to the extent received from Remainco and/or Merger Partner) after the use of commercially reasonable efforts to obtain the same or without undue burden or expense, then the provision of any lien search, insurance certificate, endorsement or other closing deliverable or the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but instead shall be required to be provided and/or delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Credit Facilities Administrative Agent and the Borrower acting reasonably, but in any event no later than 90 days after the Closing Date (or any such longer period as the Credit Facilities Administrative Agent may determine in its reasonable discretion) and (iii) there are no conditions (expressed or implied or otherwise) to the initial funding of the commitments of the Initial Lenders hereunder, the agreements of the Lead Arrangers to perform the services described herein or the effectiveness, availability and initial funding of the Facilities on the Closing Date (including compliance with the terms of this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the transaction contemplated hereby) except the conditions expressly set forth in this Section 6 and on Exhibit D hereto, and such conditions on Exhibit D shall be subject in all respects to the provisions of this Section 6. Those matters that are not covered by or made clear under the provisions of this Commitment Letter, the Term Sheets or the Fee Letter are subject to the approval and agreement of the Commitment Parties, you and Spinco; provided that such approvals and agreements shall be in a manner that is consistent with the Term Sheets and customary and appropriate for transactions of this type consistent with the “Credit Facilities Documentation Principles” paragraph in Exhibit B hereto, in the case of the Credit Facilities, and the “Bridge Documentation Principles” paragraph in Exhibit C hereto, in the case of the Bridge Facility. Upon the satisfaction (or waiver by each Lead Arranger) of the relevant conditions set forth in this Section 6 and Exhibit D, the Initial Lenders will execute and deliver the relevant

-14- Facilities Documentation to which they are parties and the initial funding of the relevant Facilities shall occur. For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower and the Guarantors set forth in the Facilities Documentation relating to (i) corporate or other organizational existence, power and authority, due authorization, execution and delivery (in each case, related to the entering into and performance of the Facilities Documentation by the Borrower and the Guarantors), (ii) Federal Reserve margin regulations, (iii) the Investment Company Act of 1940, (iv) use of proceeds not violating OFAC regulations or FCPA, (v) compliance with the PATRIOT Act (as defined below), (vi) enforceability and no violation of, or conflict with organizational documents of the Borrower and the Guarantors, in each case, related to the entering into and performance of the Facilities Documentation, (vii) solvency as of the Closing Date (after giving effect to the Transactions) of Merger Partner and its subsidiaries after giving effect to the transactions on a consolidated basis (with solvency to be defined in a manner consistent with the solvency certificate to be delivered in the form set forth in Annex I attached to Exhibit D hereto), and (viii) subject to the provisions of this paragraph, creation, validity and perfection of security interests in the Collateral (subject to permitted liens as set forth in the Facilities Documentation). This paragraph, and the provisions herein, shall be referred to as the “Conditionality Provisions.” 7. Limitation of Liability; Indemnity. (a) Limitation of Liability. Notwithstanding any other provision of this Commitment Letter, (i) neither (x) any Commitment Party, their respective affiliates and their respective officers, directors, employees, partners, members, advisors, agents and representatives of each of the foregoing and the Commitment Parties respective successors and permitted assigns (each, and including, without limitation, the Commitment Parties, an “Arranger-Related Person”) nor (y) Remainco, Merger Partner or any of their respective subsidiaries or affiliates shall have any Liabilities (as defined below), on any theory of liability, for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Commitment Letter (including the Term Sheets), the Fee Letter or any other agreement or instrument contemplated hereby; provided, further, that, nothing in this clause (i) shall relieve you and Spinco of any obligation you and Spinco may have to indemnify an Indemnified Person, as provided in clause (b) below, against any special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party, and (ii) no Arranger-Related Person shall have any Liabilities arising from, or be responsible for, the use by others of Information or other materials (including, without limitation, any personal data) obtained through electronic, telecommunications or other information transmission systems, including an Electronic Platform or otherwise via the internet; provided that the foregoing limitation will not apply to Liabilities to the extent that they have resulted from the willful misconduct, bad faith or gross negligence of, or material breach of this Commitment Letter (including without limitation, the Term Sheets) or the Fee Letter by, any Arranger-Related Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision). As used herein, the term “Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. (b) Indemnity.

-15- To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Facilities, each of you and Spinco agree (a) to indemnify and hold harmless (i) each Commitment Party and (ii) their respective successors and permitted assigns, their respective affiliates and the respective officers, members, partners, directors, employees, agents, advisors, and other representatives of each of the foregoing (each person in clause (ii), a “Related Party” and, together with each person referred to in the preceding clause (i), each, an “Indemnified Person” but excluding in all cases as “Related Parties” and “Indemnified Persons” any person described in the forgoing clauses (i) and (ii) that is a Disqualified Lender or an Excluded Party (as defined below) acting in such capacity), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable, documented and invoiced out-of-pocket fees and expenses in each case within 30 days following your and Spinco’s, as applicable, receipt of a reasonably detailed invoice therefor (together with customary backup documentation in reasonable detail supporting such reimbursement request) (limited, in the case of legal fees and expenses, as set forth below) to which any such Indemnified Person may become subject to the extent arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding resulting from this Commitment Letter (including the Term Sheets), the Fee Letter, the Merger Agreement, the Transactions, the Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, Spinco, your or Spinco’s equity holders, affiliates, creditors, or any other third person, and within 30 days following your and Spinco’s, as applicable, receipt of a reasonably detailed invoice therefor (together with customary backup documentation in reasonable detail supporting such reimbursement request) for any reasonable, documented and invoiced out-of-pocket legal expenses of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of all such Indemnified Persons, taken as a whole (and, solely in the case of an actual or reasonably perceived conflict of interest where an Indemnified Person informs you and Spinco of such conflict and thereafter, retains separate counsel, one additional firm of outside counsel to all affected Indemnified Persons, taken as a whole) and other reasonable and documented and invoiced out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach by such Indemnified Person or any of such Indemnified Person’s Related Parties of this Commitment Letter, the Term Sheets or the Fee Letter (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not involve an act or omission by Merger Partner or Spinco or any of their respective subsidiaries and that is brought by an Indemnified Person against any other Indemnified Person (other than any claims against a Commitment Party in its capacity or in fulfilling its role as an Administrative Agent, arranger or any similar role in respect of the Facilities to the extent none of the exceptions in clauses (i) and (ii) of this proviso would apply) and (b) to the extent that the Closing Date occurs, to reimburse each Commitment Party on the Closing Date (to the extent such invoice is received at least 1 business day prior to the Closing Date) and following the Closing Date within 30 days, in each case upon presentation of a reasonably detailed invoice therefor (together with customary

-16- backup documentation in reasonable detail supporting such reimbursement request), for all reasonable and documented and invoiced out-of-pocket expenses, syndication expenses, due diligence expenses, travel expenses and reasonable documented and invoiced fees, disbursements and other charges of counsel to the Lead Arrangers and each Administrative Agent identified in the Term Sheets and of a single local counsel to the Commitment Parties in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith. The foregoing provisions in this paragraph shall be superseded, in each case, by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect. You shall not, without the prior written consent of Spinco and any affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), and Spinco shall not, without the prior written consent of you and any affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned) effect any settlement of any proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability or wrongdoing by or on behalf of such Indemnified Person. Each Indemnified Person shall be severally obligated to refund or return any and all amounts paid by you and/or Spinco, as applicable, under this Section 7 to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof. Neither you nor Spinco shall be liable for any settlement of any Proceeding effected without your and Spinco’s respective consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with each of your and Spinco’s written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, you and Spinco agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7. It is further agreed that the Initial Lenders shall be severally liable in respect of their respective commitments to the Facilities on a several, and not joint, basis with any other Initial Lender, and no Initial Lender shall be responsible for the commitment of any other Initial Lender. 8. Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities. You and Spinco acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing or equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which Remainco (including Spinco), Merger Partner and their respective affiliates may have conflicting interests regarding the transactions described herein and otherwise. The Commitment Parties and their respective affiliates will not use confidential information obtained by or on behalf of Remainco (including Spinco), Merger Partner and their affiliates by virtue of the transactions contemplated by this Commitment Letter or their other relationships with any such persons in connection with the performance by them or their respective affiliates of services for other persons, and none of the

-17- Commitment Parties or their respective affiliates will furnish any such information to other persons, except to the extent permitted below. You and Spinco also acknowledge that none of the Commitment Parties or their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to Remainco (including Spinco), Merger Partner and their affiliates, confidential information obtained by them from other persons. As you know, certain of the Commitment Parties, together with respective affiliates, may be full-service securities firms engaged, either directly or through their respective affiliates, in various activities, including securities trading, commodities trading, investment management, financing, hedging and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, certain of the Commitment Parties or their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Remainco or Merger Partner and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties or their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, Spinco or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof. The Commitment Parties and their respective affiliates may have economic interests that conflict with the economic interests of Remainco (including Spinco) or Merger Partner. You and Spinco acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you and Spinco, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Commitment Parties and their respective affiliates are acting solely as a principal and not as agents or fiduciaries of you, Spinco, your and Spinco’s management, equity holders, creditors, affiliates or any other person, (iii) the Commitment Parties and their respective affiliates have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you, Spinco or your or Spinco’s affiliates with respect to the financing transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you or Spinco on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you and Spinco have consulted your or Spinco’s, as applicable, own legal and financial advisors to the extent you or Spinco deemed appropriate. You and Spinco further acknowledge and agree that neither we nor any of our affiliates are advising you or Spinco as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and you and Spinco, respectively, are responsible for making your and Spinco’s own independent judgment, in each case with respect to the financing transactions contemplated hereby and the process leading thereto. You and Spinco agree that you and Spinco will not claim that the Commitment Parties or their respective affiliates, as the case may be, have rendered advisory services in connection with the services provided pursuant to this Commitment

-18- Letter, or owe a fiduciary or similar duty to you, Spinco or your or Spinco’s affiliates, in connection with such transaction or the process leading thereto. In addition, please note that each of Deutsche Bank (or its affiliate) and Macquarie (or its affiliate) has been retained as an advisor by Remainco (each, in such capacity, the “Financial Advisor”) in connection with the Merger. Each party hereto agrees to such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflicts of interest that might be asserted to arise or result primarily from, on the one hand, the engagement of the Financial Advisor, including with respect to arranging or providing financing for a competing bidder, and on the other hand, our and our affiliates’ relationships with you as described and referred to herein. You acknowledge that, in such capacity, the Financial Advisor and/or its affiliates may advise Remainco and Spinco in other manners adverse to the interests of the parties hereto. Each of the Commitment Parties hereto acknowledges (i) the retention of Deutsche Bank (or its affiliate) and Macquarie (or its affiliate) as a Financial Advisor and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to such Commitment Party on the part of any Commitment Party or its affiliates. 9. Confidentiality. You and Spinco agree that neither you nor Spinco will disclose the Fee Letter or its contents or this Commitment Letter, the Term Sheets, the other exhibits and attachments hereto or the contents of each thereof to any person or entity without prior written approval of the Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed), except (a) to Remainco and its subsidiaries (including Spinco), your subsidiaries and to your, any of Remainco’s and Spinco’s officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons (including the Principal Shareholders) who are informed of the confidential nature hereof and thereof (and, in each case, each of their attorneys) on a confidential basis, (b) if the Commitment Parties consent in writing to such proposed disclosure, (c) to potential Additional Agents on a confidential basis, or (d) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your or Spinco’s legal counsel, as applicable (in which case you or Spinco, as applicable, agree, to the extent practicable and not prohibited by applicable law, rule or regulation to inform us promptly thereof prior to disclosure); provided that you and Spinco may disclose (i) this Commitment Letter and its contents (but not the Fee Letter or its contents) in any syndication or other marketing materials in connection with the Facilities or in connection with any public release or filing relating to the Transactions (including in any proxy statement or similar public filing related to the Transactions or in connection with any public filing requirement), (ii) this Commitment Letter, the Term Sheets and the other exhibits and annexes to this Commitment Letter, and the contents thereof, to (A) potential Lenders, and their respective officers, directors, agents, employees, attorneys, accountants or advisors (but not the Fee Letter or its contents) in coordination with us in connection with obtaining commitments for the Facilities and (B) rating agencies in connection with obtaining ratings for Merger Partner and/or Spinco and the Facilities, (iii) the aggregate fee amounts contained in the Fee Letter as part of the Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or

-19- required in offering and marketing materials for the Facilities or in any public release or filing relating to the Transactions, (iv) this Commitment Letter, the Fee Letter and their contents to the extent that such information becomes publicly available other than by reason of improper disclosure by you, Remainco and your or their respective subsidiaries in violation of any confidentiality obligations hereunder and (v) this Commitment Letter and the Fee Letter in connection with protecting or enforcing your or Spinco’s rights under this Commitment Letter and/or the Fee Letter or defending any claim brought hereunder or under the Fee Letter. The foregoing restrictions shall cease to apply on the earlier of (x) the Closing Date (except in respect of the Fee Letter) and (y) December 31, 2025. The Commitment Parties and their respective affiliates will use all information provided to them or such affiliates by or on behalf of you or Spinco hereunder or in connection with the Merger and the related Transactions (including any information obtained by them based on a review of any books and records relating to you, Remainco or Spinco or any of your or their respective subsidiaries or affiliates) solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent the Commitment Parties and their respective affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Commitment Party shall (i) to the extent not prohibited by applicable law, inform you and Spinco promptly thereof prior to such disclosure and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (b) upon the request or demand of any regulatory authority or self-regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates (in which case the Commitment Parties agree (i) to the extent not prohibited by applicable law, to inform you and Spinco promptly thereof prior to disclosure (except with respect to any routine or ordinary course audit or examination conducted by bank accountants, any self-regulatory authority or any governmental bank regulatory authority exercising examination or regulatory authority) and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their Related Parties thereto in violation of any confidentiality obligations owing to Remainco, Spinco, Merger Partner or any of their respective affiliates (including those set forth in this paragraph), (d) to the extent that such information is or was received by the Commitment Parties or their Related Parties from a third party that is not, to the Commitment Parties’ knowledge, subject to contractual or fiduciary confidentiality obligations owing to Remainco, Spinco, Merger Partner or any of your or their respective affiliates or Related Parties, (e) to the extent that such information is independently developed by the Commitment Parties or their Related Parties without the use of any confidential information, (f) to the Commitment Parties’ and their respective affiliates’ Related Parties who need to know such information in connection with the Transactions and who are subject to customary confidentiality obligations and who have been informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential (provided that such Commitment Party shall be responsible for the compliance of its affiliates and its and its affiliates’ Related Parties with the provisions of this paragraph and provided, further, that

-20- disclosure of any such information pursuant to clause (f) shall not be permitted to (i) any of affiliates of any Commitment Party that are engaged as principals primarily in private equity, mezzanine financing or venture capital or any of such affiliates’ officers, members, partners, directors, employees, legal counsel, independent auditors, professionals and other experts or agents, advisors and other representatives (each, a “Private Equity Affiliate”) and (ii) any of its affiliates and any of their employees that are engaged directly in the Merger of the Spinco and its subsidiaries as sell-side representative or any such affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents, advisors and other representatives, in each case, other than a limited number of senior employees who are required, in accordance with industry regulations or the Commitment Party’s internal policies and procedures, to act in a supervisory capacity and other than the Commitment Party’s or such affiliate’s legal, compliance, risk management, credit or investment committee members) (each, a “Sell Side Person” and, together with any Private Equity Affiliates, the “Excluded Parties”, in each case other than a limited number of senior employees who are required, in accordance with industry regulations or such Commitment Party’s internal policies and procedures, to act in a supervisory capacity and such Commitment Party’s internal legal, compliance, risk management, credit or investment committee members (it being understood that this second proviso to clause (f) (and the definition of “Excluded Parties”) shall not apply to Macquarie Capital, Macquarie Lender, and their respective affiliates)), (g) to potential or prospective Lenders (other than Disqualified Lenders), participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or other transaction under which payments are to be made by reference to the Borrower, any of its subsidiaries or their respective obligations, subject to the proviso below, (h) subject to your and Spinco’s prior approval of the information to be disclosed on a confidential basis to ratings agency, in connection with obtaining the ratings described in Section 3 hereof, in consultation and coordination with you and Spinco, (i) for purposes of establishing a due diligence defense in any legal proceedings, (j) as is necessary or advisable in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter or Fee Letter or (k) to the extent you (in respect of your confidential information) or Spinco (in respect of Spinco’s confidential information) shall have consented to such disclosure in writing; provided that (x) the disclosure of any such information pursuant to clause (g) shall be made subject to the acknowledgment and acceptance by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you, Spinco and each Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) or in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of the recipient to access such information and (y) no such disclosure pursuant to clause (c), (d), (e), (f), (g), (h) or (i) shall be made by such Commitment Party to any Disqualified Lender. In addition, after the Closing Date, each Commitment Party and its respective affiliates may disclose the existence of this Commitment Letter and the Facilities and information about the Facilities to market data collectors, similar service providers to the lending industry and service providers to the Commitment Parties, the Lead Arrangers and the Lenders in connection with the administration and management of the Facilities. The Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the applicable Facilities Documentation upon the initial

-21- funding thereunder. Notwithstanding anything to the contrary, this paragraph shall automatically terminate on December 31, 2025. 10. Miscellaneous. This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than (i) any assignment occurring as a matter of law pursuant to, or otherwise substantially simultaneously with, the Merger on the Closing Date, (ii) by you to another newly formed shell entity organized and existing under the laws of a state of the United States or another jurisdiction to be agreed between you, Spinco and us, which is an affiliate of and, immediately prior to the consummation of the Merger, will be controlled by Remainco or Merger Partner and that consummates or intends to consummate the Merger, (iii) by you to a “co-borrower” as described in the Term Sheets or (iv) by the Commitment Parties to an Additional Agent in connection with the syndication of the Facilities as contemplated by Section 3 hereof), in each case, without the prior written consent of each other party hereto, including Spinco, which consent shall not be unreasonably withheld, delayed or conditioned (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are, and are intended to be, solely for the benefit of the parties hereto, including Spinco (and Indemnified Persons to the extent expressly set forth herein), and do not, and are not intended to, confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, including Spinco (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 3 hereof, the Commitment Parties reserve the right to employ the services of their respective affiliates or branches other than Disqualified Lenders and Excluded Parties) in providing services contemplated hereby and to allocate, in whole or in part, to such affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and such affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of the Commitment Parties hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties, you and Spinco, provided that only the consent of you, DBNY and DBCI shall be required to extend the length of the Additional Agent Deadline. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile, scan, photograph or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Commitment Letter may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. This Commitment Letter (including the exhibits hereto), together with the Fee Letter, (i) are the only agreements that have been entered into among the parties hereto with respect to the commitments relating to the Facilities and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Facilities and set forth the

-22- entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; provided, however, that it is understood and agreed that (a) the interpretation of the definition of Merger Partner Material Adverse Effect and Spinco Material Adverse Effect (as such terms are defined in the Merger Agreement) and whether or not a Merger Partner Material Adverse Effect and/or Spinco Material Adverse Effect has occurred, (b) the determination of the accuracy of any Specified Merger Agreement Representation and whether as a result of any breach thereof Remainco, Merger Partner or their respective affiliates (including Spinco) has the right (taking into account any applicable cure periods) to terminate its obligations under the Merger Agreement or decline to consummate the Merger (in accordance with the terms thereof) as a result of a breach of such representations in the Merger Agreement without any liability to such person or its applicable affiliate and (c) the determination of whether the Separation or Merger has been consummated in accordance with the terms of the Separation Agreement or Merger Agreement, respectively, in each case shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction). Each of the Commitment Parties hereto agrees that this Commitment Letter and the Fee Letter constitutes its valid and binding obligation, including (i) to provide the services set forth herein, in the case of the Lead Arrangers, and, subject to the applicable conditions in Section 6 and Exhibit D, to fund its commitment under the Facilities, in the case of the Initial Lenders, and (ii) to negotiate in good faith the Facilities Documentation in a manner consistent with this Commitment Letter, in each case, enforceable at law and in equity in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally). You and Spinco agree that this Commitment Letter and the Fee Letter constitute your and its respective legally valid and binding obligations (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally), enforceable at law and in equity against you and Spinco in accordance with their terms; provided that nothing contained in this Commitment Letter or the Fee Letter obligate you or Spinco or any of your or its affiliates to consummate the Transactions or to draw upon all or any portion of the Facilities. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

-23- Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any such New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that with respect to any action or preceding relating to the Separation Agreement and the Merger Agreement or the transactions contemplated thereby and which do not involve claims against the Commitment Parties, this sentence shall not override any jurisdiction set forth in the Separation Agreement or the Merger Agreement, as applicable. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you, Spinco or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court. We hereby notify you and Spinco that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower and the Guarantors in accordance with the PATRIOT Act or the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders. The indemnification, syndication (if applicable), compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial, absence of fiduciary relationships, survival and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your and Spinco’s obligations under this Commitment Letter, other than those relating to confidentiality, to the syndication of the Facilities (if applicable), and, if applicable, your and Spinco’s obligations under the second sentence of Section 4, shall automatically terminate and be superseded by the provisions of the applicable Facilities Documentation upon the initial funding thereunder, and you and Spinco shall automatically be released from all liability in connection therewith at such time. You and Spinco may terminate this Commitment Letter and the Initial Lenders’ commitments with respect to the Facilities hereunder (on a pro rata basis across the Facilities and among the Commitment Parties)

-24- at any time subject to the provisions of the preceding sentence. In addition, in the event that a lesser amount of indebtedness is required to fund the Transactions for any reason, you and Spinco may reduce the Initial Lenders’ commitments with respect to the Facilities (on a pro rata basis amongst the Initial Lenders); provided that, if any such Initial Lender at any time would qualify as a “Defaulting Lender” under such definition in the Credit Facilities Precedent, you and Spinco may terminate such Initial Lender’s commitments with respect to the Facilities on a non-pro rata basis and/or replace the commitments of such Initial Lender pursuant to customary joinder documentation or an amendment to this Commitment Letter and the Fee Letter. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. If the foregoing correctly sets forth our agreement, please indicate your and Spinco’s acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Commitment Parties party hereto and thereto, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on March 6, 2024. The Initial Lenders’ commitments and the obligations of the Lead Arrangers hereunder will expire at such time in the event that we (or our legal counsel) have not received such executed counterparts in accordance with the immediately preceding sentence. If you and Spinco do so execute and deliver to the Commitment Parties party to this Commitment Letter and the Fee Letter, we agree to hold our commitment available for you and Spinco until the earliest of (such earliest date being the “Termination Date”) (i) five Business Days (as defined in the Merger Agreement as in effect on the date hereof) after the Outside Date (as defined in the Merger Agreement as in effect on the date hereof), including the extension of the Outside Date pursuant to clause (i) of the proviso to Section 8.1(b) of the Merger Agreement (as in effect on the date hereof), (ii) the Closing Date, (iii) two (2) Business Days following the valid termination of the Merger Agreement in accordance with its terms without the funding of the Facilities and (iv) the consummation of the Merger without the funding of the Credit Facilities and the Bridge Facility and/or the Notes. Upon the occurrence of the Termination Date, this Commitment Letter and the commitments of each of the Commitment Parties hereunder and the agreement of the Lead Arrangers to provide the services described herein shall automatically terminate unless each of the Commitment Parties (as to itself) shall, in its discretion, agree to an extension in writing of its commitment. [Signature Pages Follow]

[Signature Page to Commitment Letter] We are pleased to have been given the opportunity to assist you and Spinco in connection with the financing for the Transactions. Very truly yours, DEUTSCHE BANK AG NEW YORK BRANCH By: Name: Shaun Ryan Title: Managing Director By: Name: Ryan Corning Title: Managing Director DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH By: Name: Shaun Ryan Title: Managing Director By: Name: Ryan Corning Title: Managing Director DEUTSCHE BANK SECURITIES INC. By: Name: Shaun Ryan Title: Managing Director By: Name: Ryan Corning Title: Managing Director /s/ Shaun Ryan /s/ Shaun Ryan /s/ Shaun Ryan /s/ Ryan Corning /s/ Ryan Corning /s/ Ryan Corning

[Signature Page to Commitment Letter] MACQUARIE CAPITAL FUNDING LLC By: Name: Lisa Grushkin Title: Authorized Signatory By: Name: Ayesha Farooqi Title: Authorized Signatory MACQUARIE CAPITAL (USA) INC. By: Name: Lisa Grushkin Title: Managing Director By: Name: Ayesha Farooqi Title: Managing Director /s/ Lisa Grushkin /s/ Lisa Grushkin /s/ Ayesha Farooqi /s/ Ayesha Farooqi

Accepted and agreed to as of The date first above written: EVERI HOLDINGS INC. By: /s/ Randy L. Taylor Name: Randy L. Taylor Title: Chief Executive Officer [Signature Page to Commitment Letter]ature ge mitment e t r] cepted d r ed s f he te t ve ri ten: ERI LDINGS C. y: ame: andy . aylor itle: hief xecutive ficer / andy . aylor

Accepted and agreed to as of The date first above written: IGNITE ROTATE LLC, a Delaware limited liability company By: International Game Technology PLC Its: Managing Member By: /s/ Fabio Celadon Name: Fabio Celadon Title: Executive Vice President, Strategy and Corporate Development [Signature Page to Commitment Letter]i ature age t mitment ett cepted d r ed s f he te t ve ri ten: ITE TATE C, ela are i it d ilit pany y: ati nal a e echnology C : anaging ember y: ame: abio el on itle: xecutive ice resident, t t y d orporate evel p ent / / abio el on